Exhibit 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE
OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, Edmond J. English, President and Chief Executive Officer of The TJX Companies, Inc., state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of The TJX Companies, Inc., and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed.)

(2)	I have reviewed the contents of this statement with the Company’s audit committee.

(3)	In this statement under oath, each of the following, which were filed on or before the date of this statement, is a “covered report”:

•	The Company’s Annual Report on Form 10-K filed for the fiscal year ended January 26, 2002.

•	The definitive proxy materials of The TJX Companies, Inc. filed with the Commission on April 26, 2002.

•	The Company’s report on Form 10-Q for the fiscal quarter ended April 27, 2002.

•	The Company’s report on Form 8-K filed August 12, 2002.

•	There have been no amendments to any of the foregoing.

/s/ Edmond J. English
Edmond J. English President and Chief Executive Officer August 12, 2002	Subscribed and sworn to before me this 12th day of August, 2002.

/s/ J. Casali Notary Public

My Commission Expires: